UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 09, 2026
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CACI International Inc
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12021 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 841-7800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 9, 2026, CACI International Inc (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of October 30, 2024 (as amended, the “Term Loan B Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment provides for an additional $800 million tranche of incremental term loans (the “Incremental Term B-2 Loans”) under the Term Loan B Credit Agreement with a maturity date of March 9, 2033. The interest rate applicable to the Incremental Term B-2 Loans is a floating rate equal to either a base rate or a rate that is based on Term SOFR plus, in each case, an applicable margin.

The proceeds of the Incremental Term B-2 Loans, together with borrowings under the Company’s revolving credit facility and cash on hand, were used to finance the acquisition of ARKA Group, L.P. and pay fees and expenses incurred in connection with the transaction.

The obligations under the Incremental Term B-2 Loans are secured by substantially all of the assets of the Company and its material domestic subsidiaries and guaranteed by the material domestic subsidiaries of the Company, in each case, subject to customary exceptions that are identical to the guarantees and collateral in respect of the existing Term Loan B Credit Agreement.

The Incremental Term B-2 Loans are subject to the same customary negative covenants as the existing Term Loan B Credit Agreement that restrict or limit its ability to guarantee or incur additional indebtedness, grant liens or other security interests to third parties, make loans or other investments, transfer or dispose of assets, declare dividends, redeem or repurchase capital stock or make other distributions in respect of capital stock, prepay certain subordinated indebtedness and engage in mergers, acquisitions or other business combinations, in each case, except as expressly permitted under the Term Loan B Credit Agreement.

Capitalized terms not otherwise defined herein have the meanings set forth in the Term Loan B Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the complete text of the Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 9, 2026, CACI, Inc. - Federal (the “Purchaser”), a wholly owned subsidiary of the Company, completed the previously announced acquisition of all of the outstanding equity interests of ARKA Group, L.P. (the “Partnership”) pursuant to the terms of the Purchase Agreement and Plan of Merger, dated as of December 19, 2025 (the “Purchase Agreement”) by and among the Purchaser, the Company, solely as a guarantor, Spatium Merger Sub, LLC, a wholly owned subsidiary of the Purchaser (“Merger Sub”), the Partnership, BTO Amergint Feeder Parent L.P., and, solely in its capacity as representative of the Equity Holders (as defined in the Purchase Agreement), ARKA Holdco L.P.

The aggregate purchase price paid by the Purchaser was $2.6 billion in cash, subject to a customary post-closing purchase price adjustment for net working capital and certain other items.

The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement which is filed as Exhibit 2.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 9, 2026, the Company issued a press release announcing the closing of the acquisition of the Partnership. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description
2.1
Purchase Agreement and Plan of Merger, dated December 19, 2025, by and among CACI, Inc. - Federal, CACI International Inc, Spatium Merger Sub, LLC, ARKA Group, L.P., BTO Amergint Feeder Parent L.P. and Arka Holdco, L.P. (incorporated by reference herein to Exhibit 2.1 to the Company’s Form 8-K filed on December 22, 2025).

10.1	Amendment No. 1 to Credit Agreement, dated March 9, 2026, by and among CACI, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated March 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Date: March 9, 2026	By:	s/ J. William Koegel, Jr.

J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary